EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of XCHG Limited for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

New York, New York

March 10, 2026

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com